Exhibits 5.1 and 23.2

OPINION OF DAVIS POLK & WARDWELL LLP

March 7, 2013

CNOOC Limited
65th Floor, Bank of China Tower
One Garden Road, Central
Hong Kong

Ladies and Gentlemen:

CNOOC Limited, a corporation organized under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) the Company’s debt securities (the “Debt Securities”) and (b) guarantees by the Company of debt securities (the “Guarantees”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.
When the indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable

CNOOC Limited	2	March 7, 2013

bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2.
When any supplemental indenture to be entered into in connection with the issuance of any Guarantee has been duly authorized, executed and delivered by the Trustee and the Company, such Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of the Hong Kong Special Administrative Region of the People's Republic of China; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; and (iv) the indenture, the Debt Securities and the Guarantees are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security.  We have also assumed that the execution, delivery and performance by the Company of any security whose terms are established subsequent to the date hereof (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP